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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported)       January 26, 2001
                                                               -----------------

                             Heritage Commerce Corp
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             (Exact name of registrant as specified in its charter)

              CA                       00-23877                77-0469558
-------------------------------- ------------------------- ---------------------
(State of other jurisdiction        (Commission File          (IRS Employer
       of incorporation)                Number)           (Identification No.)

  150 Almaden Blvd., San Jose, CA                         95113
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    (408) 947-6900

                                      None
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         (Former name or former address, if changed since last report.)

Item 5.  Other Events.


                HERITAGE COMMERCE CORP REPORTS FINANCIAL RESULTS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported operating results for the year ended December 31, 2000. The information presented gives effect to the merger with Western Holdings Bancorp and its subsidiary Bank of Los Altos, which closed in October 2000 as if the Companies had been combined for all periods presented. For the year ended December 31, 2000, consolidated net income, net of tax, was $5,429,000, or $.49 per diluted share, up 16% from $4,669,000, or $.43 per diluted share, for the year ended December 31, 1999. For the year ended December 31, 2000, consolidated net income, excluding merger-related costs of $2,026,000, net of tax, was $7,455,000, or $.67 per diluted share. Costs associated with the acquisition of Western Holdings Bancorp primarily include professional fees, costs of regulatory filings, payments under certain "change of control" provisions, and systems conversion expenses.

Net interest income increased from $30,020,000 in 1999 to $42,820,000 in 2000, an increase of $12,800,000 or 43%. The increase is attributable to an increase in earning assets, primarily loans, and an improvement in the Company's net interest margin, which increased to 5.95% for the year ended December 31, 2000, compared with 5.56% for the year ended December 31, 1999.


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Pre-tax noninterest income was $2,877,000 for the year ended December 31, 2000, compared with $6,051,000 for the previous year. The difference is explained by a number of non-recurring gains during 1999, including significant gains on the sale of securities available-for-sale, servicing income from credit card operations that were discontinued in the first quarter of 2000, gains on the sale of shares held in a demutualized life insurance company and gains on the sales of Internet credit cards and bankruptcy deposits.

Pre-tax noninterest expense for the year ended December 31, 2000 increased by $7,462,000, or 28%, as compared to the year ended December 31, 1999. The increase in noninterest expense for the year ended December 31, 2000 is primarily related to the Company's growth in loans and deposits discussed below and the merger and integration costs discussed above.

Return on average assets and return on average equity for the year ended December 31, 2000, including the merger and integration costs of $2,026,000, net of tax, for the year ended December 31, 2000 were 0.70% and 9.07%, respectively, compared with returns of 0.79% and 9.81%, respectively, for the previous year. Return on average assets and return on average equity, excluding the merger and integration costs, net of tax, were 0.96% and 12.45%, respectively.

For the quarter ended December 31, 2000, the Company reported net income, including merger- related costs, of $249,000, or $.02 per diluted share, as compared to the quarter ended December 31, 1999, which did not have any merger-related expenses, when the Company reported net income of $1,530,000, or $.13 per diluted share. Excluding merger-related expenses, the Company would have reported net income of $2,275,000, or $.20 per diluted share, for the quarter ended December 31, 2000.

At December 31, 2000, the Company's total assets were $845,600,000, an increase of 25% from $677,233,000 at December 31, 1999, reflecting continued strong internal growth. Total loans grew to $610,781,000, up 52% from $401,240,000 from December 31, 1999, and total deposits were $738,186,000 at December 31, 2000, up 23% from $601,420,000 at December 31, 1999. The Company's allowance for loan losses was $9,651,000, or 1.58%, of total loans as of December 31, 2000, as compared to $6,511,000, or 1.62%, of total loans at December 31, 1999. The Company had no nonperforming assets as of December 31, 2000, as compared to $1,402,000 as of December 31, 1999.

Shareholders' equity as of December 31, 2000 was $65,733,000, compared with $56,544,000 as of December 31, 1999. Book value per share was $6.01 as of December 31, 2000, compared to $5.45 as of December 31, 1999. The Company's leverage capital ratio was 9.32% at December 31, 2000, compared to 8.48% at December 31, 1999. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.


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Heritage Commerce Corp, a bank holding company, is the parent company of four financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with a Loan Production office in Santa Cruz; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill; and effective October 1, 2000, Bank of Los Altos, with two branches in Los Altos and an office in Mt. View.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2000.

For further information about the Company's financial performance, contact Brad
L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's web site at www.heritage-bank.com.

                      FORWARD LOOKING STATEMENT DISCLAIMER

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.


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                          CONDENSED FINANCIAL STATEMENT
                                   (unaudited)

                                                        At and For the Three Months Ended             At and For the Year Ended
                                                    December 31,      December 31, Percent   December 31,   December 31,  Percent
(in thousands, except per share amounts)               2000              1999      Change        2000             1999    Change
Income Statement Data
  Net Interest Income ............................. $     11,981  $      8,244         45%  $     42,820   $     30,020      43%
  Provision for Loan Losses .......................        1,290           428        201%         3,159          2,198      44%
  Noninterest Income ..............................          743         1,580        (53%)        2,877          6,051     (52%)
  Noninterest Expense .............................       11,002         7,016         57%        34,060         26,598      28%
  Income Excluding Merger-Related Costs ...........        2,275         1,530         49%         7,455          4,669      60%
  Merger-Related Costs, net of tax ................        2,026           -           N/A         2,026            -        N/A

  Net Income ......................................          249         1,530        (84%)        5,429          4,669      16%

Per Share Data
  Net Income Per Share
    Basic ......................................... $       0.02  $       0.15        (87%) $       0.51   $       0.47       9%
    Diluted ....................................... $       0.02  $       0.13        (85%) $       0.49   $       0.43      14%
  Book Value Per Common Share ..................... $       6.01  $       5.45         10%  $       6.01   $       5.45      10%
Per Share Data Excluding Merger-Related Costs
    Basic ......................................... $       0.21  $       0.15         40%  $       0.70   $       0.47      49%
    Diluted ....................................... $       0.20  $       0.13         54%  $       0.67   $       0.43      56%
  Book Value Per Common Share Excluding
        Merger-Related Costs, Net ................. $       6.19  $       5.45         14%  $       6.19   $       5.45      14%

  Weighted average shares outstanding used in
        computing:
    Basic earnings per share ......................   10,887,878    10,374,316          5%    10,607,584      9,885,036       7%
    Diluted earnings per share ....................   11,322,856    11,376,598          0%    11,108,329     10,922,977       2%
Shares outstanding at period end ..................   10,939,124    10,376,973          5%    10,939,124     10,376,973       5%

Balance Sheet Data
  Total Assets ....................................                                         $    845,600    $   677,233        25%
  Securities, Available-For-Sale ..................                                               90,894         51,822        75%
  Securities, Held-To-Maturity ....................                                               19,908         22,997       (13%)
  Loans Held-For-Sale .............................                                               35,931         22,243        62%
  Loans ...........................................                                              610,781        401,240        52%
  Allowance For Loan Losses .......................                                                9,651          6,511        48%
  Total Deposits ..................................                                              738,186        601,420        23%
  Total Shareholders' Equity ......................                                               65,733         56,544        16%
  Unrealized Gain (loss) on Securities, Net .......                                                  515         (1,254)      141%

  Nonperforming Loans .............................                                                 -             1,402

Selected Financial Ratios
  Net Interest Margin .............................                                                 5.95%          5.56%
  Return on Average Assets ........................                                                 0.70%          0.79%

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
  Return on Average Equity ........................                                                 9.07%          9.81%
  Return on Average Assets Excluding
        Merger-Related Costs, Net .................                                                 0.96%          0.79%
  Return on Average Equity Excluding
        Merger-Related Costs, Net .................                                                12.45%          9.81%
  Allowance for Loan Losses to Nonperforming Loans                                                   N/A            464%
  Allowance for Loan Losses to Total Loans ........                                                 1.58%          1.62%
  Leverage Ratio ..................................                                                 9.32%          8.48%



                                   SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 26, 2001        HERITAGE COMMERCE CORP

                              By: /s/ Lawrence D. McGovern
                              ------------------------
                              Lawrence D. McGovern
                              Chief Financial Officer / Executive Vice President